Exhibit 5

Charles A. Brawley, III
Counsel
Corporate Law Department



July 23, 1997                                       OL52A
                                                    PO Box 7716
                                                    1650 Market Street
                                                    One Liberty Place
                                                    Philadelphia, PA 19192-1520
                                                    Telephone 215-761-3927
                                                    Facsimile 215-761-5715

CIGNA Corporation
One Liberty Place
1650 Market Street
Philadelphia, PA 19192

RE:      CIGNA-Healthsource Stock Plan of 1997

Sirs:

This opinion is being delivered in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") by CIGNA Corporation ("CIGNA") on or about July 23, 1997 with the Securities and Exchange Commission (the "Commission") pursuant to the requirements of the Securities Act of 1933, as amended. Pursuant to the Registration Statement, CIGNA is registering the offer and sale of 2,000,000 shares of its Common Stock, par value $1.00 per share (the "Shares"), for issuance under the terms and conditions of the above-referenced plan ("Plan"). The Registration Statement also covers an equal number of Rights to Purchase Junior Participating Preferred Stock, Series D (the "Rights"), which are attached to the Shares.

I have acted as counsel for the Company in connection with the filing of the Registration Statement. In so acting, I have made such investigation, including the examination of originals or copies, certified or otherwise identified to my satisfaction, of such corporate documents and instruments as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In connection therewith, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies. As to questions of fact material to such opinion, I have relied upon representations of officers or representatives of the Company.

Based upon the foregoing, I am of the opinion that the Shares (together with the attached Rights), when duly issued and delivered in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

I hereby  consent to the use of this  opinion  as Exhibit 5 to the  Registration
Statement, and I further consent to the appearance of my name in the Registration Statement under the caption "Interests of Names Experts and Counsel".

Very truly yours,


/s/ Charles A. Brawley, III
    Counsel
    CIGNA Corporation